UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) February 9, 2011

PEDIATRX INC.
(Exact name of registrant as specified in its charter)

Nevada	000-52218	20-2590810
(State or other jurisdiction of	(Commission File Number)	(IRS Employer Identification No.)
incorporation)

405 Trimmer Road, Suite 200, Califon, NJ	07830
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (908) 975-0753

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a -12)
[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d -2(b))
[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e -4(c))

Item 1.01 Entry into a Material Definitive Agreement

On February 9, 2011, we entered into a Lock-up Agreement with Dr. Cameron Durrant, our President and Chief Executive Officer, whereby Dr. Durrant has agreed not to sell, assign, convey or otherwise dispose of 2,833,333 common shares that he owns until December 31, 2015.

On February 9, 2011, we entered into a Lock-up Agreement with David Tousley, our Chief Financial Officer, whereby Mr. Tousley has agreed not to sell, assign, convey or otherwise dispose of 266,666 common shares that he owns until December 31, 2015.

Item 1.02 Termination of a Material Definitive Agreement.

On February 9, 2011, we terminated a Management Stock Agreement with Cameron Durrant, our President and Chief Executive Officer, retroactively to July 1, 2010.

On February 9, 2011, we terminated a Management Stock Agreement with David Tousley, our Chief Financial Officer, retroactively to July 1, 2010.

Item 9.01. Financial Statements and Exhibits.

(d)	Exhibits
10.1	Lock-up Agreement dated February 9, 2011 with Cameron Durrant
10.2	Lock-up Agreement dated February 9, 2011 with David Tousley
10.3	Cancellation Agreement dated February 9, 2011 with Cameron Durrant
10.4	Cancellation Agreement dated February 9, 2011 with David Tousley

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PEDIATRX INC.

/s/ Cameron Durrant
Cameron Durrant
President, Chief Executive Officer and Director

Date February 10, 2011